Exhibit 10.14

SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is entered into as of February 1, 2009, by and between THE SLITZ FAMILY TRUST, (hereafter referred to as “Creditor”), and WORLD SERIES OF GOLF, INC., a Nevada corporation (hereafter referred to as “Debtor”).

     In consideration of the mutual covenants and promises contained herein, the parties agree as follows:

     1. Creation of Security Interest. Debtor hereby grants to Creditor a security interest in the collateral, described in Section 2, to secure the performance and payment of Debtor’s promissory note (“Note”), dated February 1, 2009, given to Creditor and payable as therein provided.

     2. Description of Collateral. The collateral subject to this security agreement (hereafter referred to as the “collateral”) is all of the Debtor’s tangible and intangible assets, including, but not limited to, the name World Series of Golf, intellectual property, films, video footage, choses in action, furniture, equipment, inventory, patents, patents pending, copyrights, service marks, trademarks, contracts, cash, notes, leases and accounts receivable now owned or acquired hereafter and proceeds thereof.

     3. Obligations of Debtor. Debtor shall pay to Creditor the sum evidenced by the Note or any renewals or extensions thereof executed pursuant to this security agreement in accordance with the terms of the Note.

     4. Financing Statement. Debtor will join in executing all necessary financing statements in a form satisfactory to Creditor.

     5. Alienation of Collateral. Debtor will not, without the prior written consent of Creditor, at Creditor’s sole and absolute discretion, sell, contract to sell, encumber, pledge or otherwise dispose of collateral or any interest therein until this security agreement and all debts secured thereby have been fully satisfied.

     6. Taxes, Assessments and Insurance. Debtor shall pay promptly when due all taxes and assessments levied on the collateral or relating to its use and operation along with appropriate insurance premiums in any amount and type specified by Creditor.

     7. Protection of Collateral. Debtor shall keep the collateral in good order and repair. Debtor shall not waste or destroy the collateral or any part thereof.

     8. Time of Essence. Time is of the essence in performing any act under this security agreement.

     9. Default. A default by Debtor under the Note shall also constitute a default by Debtor of this agreement. In addition, if Debtor fails to perform any other obligation contained in this agreement which continues for thirty (30) days after notice by Creditor, Debtor shall be in default of this agreement and all obligations of Debtor, including payment of all amounts in the Note, shall accelerate and become due and payable in full at such time.

929857

     10. Remedies; Nevada Law. Upon default, Creditor may declare all amounts owing under the Note immediately due and payable. Creditor shall have the remedies of a creditor under the laws of the State of Nevada and as otherwise provided herein, including repossessing the collateral without giving notice to Debtor. Expenses of retaking, holding, preparing property for sale or selling and reasonable attorneys’ fees and legal expenses incurred by Creditor shall become a debt of Debtor. The prevailing party to any dispute shall be entitled to all enforcement costs, including reasonable fees, regardless of whether litigation is commenced. Nevada law shall apply to the enforcement or interpretation of this Security Agreement.

     11. Release. Upon full satisfaction of the indebtedness herein and under the Note, Creditor shall execute a release of all financing statements, this security agreement and all other appropriate documents.

     12. Notice. Notice shall be sent to the respective parties at the addresses listed below, until such time that a party notifies the other of a change of address.

If to Creditor:	Slitz Family Trust
2820 High Sail Court
Las Vegas, NV 89117

If to Debtor:	World Series of Golf, Inc.
5340 S. Procyon St.
Las Vegas, NV 89118

CREDITOR

THE SLITZ FAMILY TRUST

By:	/s/ John Slitz
John Slitz, Trustee

By:	/s/ Nancy Slitz
Nancy Slitz, Trustee

DEBTOR

WORLD SERIES OF GOLF, INC.
A Nevada corporation

By:	/s/ Terry Leiweke
Terry Leiweke, President and CEO

929857	2